                                                     Exhibit 10.3


                 Executive Incentive Compensation Plan
                                  of
                          USAir Group, Inc.
               as amended and restated December 1, 1995


     The Executive Incentive Committee Plan of USAir Group, Inc. was originally adopted by the Corporation effective January 1, 1988. By action of the Corporation's Board of Directors, the Plan has been amended and restated in its entirety to be effective for Plan Years ending after December 1, 1995.


     1. Purpose - The purpose of the Plan is to reward executives and other key management employees of USAir and other subsidiaries of the Corporation and to motivate them to increase shareholder value and to achieve profitable results.

     2. Definitions - When used in this Plan, unless the context otherwise suggests:

     (a)  "Committee" shall mean the Compensation and Benefits
Committee of the Corporation's Board of Directors.

     (b)  "Corporation" shall mean USAir Group, Inc.

     (c)  "Plan" shall mean the Executive Incentive Compensation
Plan of USAir Group, Inc.

     (d) "Plan Year" shall mean January 1 to December 31 to coincide with the Corporation's fiscal year.

     (e)  "USAir" shall mean USAir, Inc.

     3. Administration - The Plan shall be administered by the Committee. Any Committee member who is eligible to participate in the Plan shall abstain from voting on any matter before the Committee relating to the Plan. The Committee may authorize and establish such rules, regulations, and procedures as it may determine advisable to make the Plan effective or to provide for its administration and may take such other action with regard to the Plan as it shall deem desirable to effectuate its purposes. A determination of the Committee as to any questions which arise with respect to the interpretation of the provisions of the Plan shall be final.

     4. Participants - Executives and other key management employees of USAir and other subsidiaries of the Corporation as approved by the Committee.

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     5.   Eligibility - Participation must occupy an incentive-
eligible position prior to October 1 of a Plan Year and must be actively employed as of the same date in order to be eligible to receive an award. However, should a Participant retire, die or become disabled at any time during the Plan Year, a pro rata award will be paid based on the Participant's number of full months of active service during the Plan Year. Participants in an eligible position for less than a full Plan Year, either due to the commencement or termination of employment, promotion or demotion, shall receive a pro rata award based on the number of full months in the eligible position. Participants whose target percentage changes during a Plan Year will receive an award based on a pro rata calculation between the percentages. A Participant terminated for cause forfeits all rights of eligibility with respect to the Plan Year.

     6. Awards - The Plan provides for the payment of incentive and bonus awards.

     (a)  Incentive Awards:

     (i) The Committee will establish target awards for each officer Participant in the Plan stated as a percentage of the Participant's base salary. The senior officer whose responsibilities include Human Resources, with the concurrence of the Chief Executive Officer, will establish target awards for each non-officer Participant in the Plan stated as a percentage of the Participant's base salary.

     (ii)  The Committee shall establish objectives for the Plan
Year by March 31 of the Plan Year against which incentive awards will be measured.

     (iii) Target awards will be paid if the Corporation and the Participant meet established objectives. Awards shall range from zero (0) to 200% of target if objectives are achieved at maximum. The Committee retains the right to adjust a Participant's award based on the individual Participant's performance at its sole discretion; however, no award may exceed 200% of the individual's target award.

     (b) Bonus Awards: For any Plan Year in which no incentive awards are paid, the Committee retains the right to authorize bonus awards under the Plan to such Participants and in such amounts as it shall determine in its sole discretion.




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     (c)  Incentive and bonus awards shall be paid in a lump sum cash distribution to Participants as soon as practical following the close of the Plan Year and after such awards have been approved by the Committee.

     7. Tax Withholding - Cash awards made pursuant to the Plan are subject to applicable federal, state and local, if any, payroll tax withholdings.

     8. Amendment of Plan - The Committee may from time to time amend the Plan and its terms and conditions and may at any time discontinue the granting of awards under the Plan.

     9. Effective Date and Term of Plan - The Plan shall be effective as of January 1, 1988 and shall remain in effect until the Committee, in its sole discretion, decided to terminate the plan.
































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